UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 29, 2023

Transphorm, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41295	82-1858829
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

75 Castilian Drive
Goleta, CA 93117
(Address of principal executive offices, including zip code)
(805) 456-1300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	TGAN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01. Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Independent Registered Public Accounting Firm

On June 29, 2023, the Audit Committee of the Board of Directors (the “Audit Committee”) of Transphorm, Inc. (the “Company”) dismissed Marcum LLP (“Marcum”) as the Company’s independent registered public accounting firm.

The audit reports of Marcum on the Company’s consolidated financial statements for each of the most recent two fiscal years ended March 31, 2023 and 2022 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principle, except that Marcum’s audit report dated June 28, 2023 on the Company’s consolidated financial statements for the fiscal year ended March 31, 2023 contained an explanatory paragraph expressing substantial doubt regarding the Company’s ability to continue as a going concern.

During the fiscal years ended March 31, 2023 and 2022, and the subsequent interim period from April 1, 2023 to June 29, 2023, there were no: (1) disagreements with Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Marcum, would have caused Marcum to make reference thereto in their reports on the financial statements for such years, or (2) reportable events (as described in Item 304(a)(1)(v) of Regulation S-K), except as described below.

As previously disclosed in Item 9A of the Company’s Annual Reports on Form 10-K for each of the fiscal years ended March 31, 2023 and 2022, the Company concluded that its disclosure controls and procedures and internal control over financial reporting were not effective as of March 31, 2023 and 2022 due to a material weakness related to insufficient staffing resources in the Company’s finance department to support the complexity of the Company’s financial reporting requirements. Specifically, the Company did not have adequate staff members with technical accounting knowledge and financial reporting experience, and as a result has had an inadequate level of precision, evidence or timeliness in the performance of review controls as it relates to inventory, joint venture accounting, right of use asset and lease liability, accrual of expenses, revenue and financial reporting, including consideration of impairment, foreign currency impact and tax disclosure.

The Company delivered a copy of this Current Report on Form 8-K to Marcum and requested that Marcum furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not Marcum agrees with the statements made herein. Marcum responded with a letter dated July 5, 2023, a copy of which is filed as Exhibit 16.1 hereto, stating that Marcum agrees with the statements set forth above.

(b) Engagement of Independent Registered Public Accounting Firm

Also on June 29, 2023, following a competitive request-for-proposal process, the Audit Committee approved the engagement of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2024, effective immediately.

During the fiscal years ended March 31, 2023 and March 31, 2022, and the subsequent interim period from April 1, 2023 to June 29, 2023, neither the Company, nor anyone on the Company’s behalf, consulted with KPMG regarding either (i) the application of accounting principles to a specific transaction, completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that KPMG concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue or (ii) any matter that was either the subject of a disagreement or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Document
16.1	Letter to the Securities and Exchange Commission from Marcum LLP, dated July 5, 2023
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSPHORM, INC.

Dated: July 6, 2023	By:	/s/ Cameron McAulay
Cameron McAulay
Chief Financial Officer